Castlight Health Announces First Quarter 2020 Results

SAN FRANCISCO - May 7, 2020 - Castlight Health, Inc. (NYSE:CSLT), a leading health benefits platform provider, today announced results for its first quarter ended March 31, 2020.

“We delivered solid financial results and made progress in executing against our strategic plan in the first quarter. In the face of COVID-19, our team responded swiftly with innovative thinking and nimble execution to support our customers, users and the broader community. Given the economic downturn triggered by COVID-19, we took swift and proactive measures to reduce costs and protect our balance sheet. We believe the market’s need for navigation will only accelerate, and we are uniquely well positioned to leverage our core technology to meet the needs of our customers as we return to a new normal,” said Maeve O’Meara, chief executive officer at Castlight Health.

Financial performance for the three months ended March 31, 2020 compared to the three months ended March 31, 2019 includes:
•GAAP total revenue of $39.0 million, compared to $35.5 million
•GAAP gross margin of 62.9%, compared to 60.2%
•Non-GAAP gross margin of 65.1%, compared to 63.3%
•GAAP operating loss of $56.6 million, compared to $10.9 million
•Non-GAAP operating loss of $2.2 million, compared to $5.3 million
•GAAP net loss per basic and diluted share of $0.38, compared to a net loss per basic and diluted share of $0.07

•Non-GAAP net loss per basic and diluted share of $0.01, compared to a net loss per basic and diluted share of $0.03
•Cash used in operations of $14.4 million, compared to $12.1 million

Total cash, cash equivalents and marketable securities was $43.7 million as of March 31, 2020.

A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook
For the full year 2020, the Company now expects:
•GAAP revenue in the range of $127 million to $135 million
•Non-GAAP operating loss in the range of $17 million to $24 million
•Non-GAAP net loss per share between $0.11 and $0.16, based on approximately 150 million to 151 million shares

Quarterly Conference Call
Castlight Health senior management will host a conference call to discuss its first quarter 2020 results and business outlook today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://ir.castlighthealth.com. An archive of the webcast can also be accessed through the same link. The live conference call can be accessed by dialing (833) 238-7953 and the replay will be available for one week at (800) 585-8367. The conference ID number for the live call and replay is 3692372.

About Castlight Health
Castlight is on a mission to make it as easy as humanly possible for its users to navigate the healthcare system and live happier, healthier, more productive lives. Our health navigation platform connects hundreds of health vendors, benefits resources, and plan designs into one comprehensive health and wellbeing experience. We guide individuals—based on their unique profile—to the best resources available to them, whether they are healthy, chronically ill, or actively seeking medical care. Castlight transforms the employee benefit experience into a deeply personalized, yet simple, guided one, empowering better-informed patient decisions to unlock better healthcare outcomes and maximizing return on healthcare investments.

For more information visit www.castlighthealth.com. Follow us on Twitter and LinkedIn and Like us on Facebook.

Non-GAAP Financial Measures
To supplement Castlight Health’s financial statements presented in accordance with generally accepted accounting principles (GAAP), we also use and provide investors and others with non-GAAP measures of certain components of financial performance, including non-GAAP gross profit and margin, non-GAAP operating expense, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share. Non-GAAP gross profit and margin, non-GAAP operating expense, non-GAAP operating income (loss), and non-GAAP net income (loss) exclude goodwill impairment, stock-based compensation, certain legal expenses, amortization of intangibles, restructuring charges, amortization of internal-use software, and lease exit and related charges.

We believe that these non-GAAP financial measures provide useful supplemental information to investors and others, facilitate the analysis of the company’s core operating results and comparison of operating results across reporting periods, and can help enhance overall understanding of the company’s historical financial performance.

We have provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure, except that we have not reconciled our non-GAAP operating loss and net loss per share guidance for the full year 2020 to comparable GAAP measures because we do not provide guidance for stock-based compensation expense, and capitalization and amortization of internal-use software, which are reconciling items between GAAP and non-GAAP. The factors that may impact our future stock-based compensation expense, and capitalization and amortization of internal-use software are out of our control and/or cannot be reasonably predicted, and therefore we are unable to provide such guidance without unreasonable effort. Factors include our market capitalization and related volatility of our stock price and our inability to project the cost or scope of internally produced software.

These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP.

Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Castlight Health encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements about Castlight Health’s expectations, plans, intentions, and strategies, including, but not limited to, statements regarding Castlight Health’s first quarter performance and 2020 full year projections, impact of COVID-19, the success of our strategy and our expectations for our future business and financial performance. Statements including words such as “anticipate,” “believe,” “estimate,” “will,” “continue,” “expect,” or “future,” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include those described in Castlight Health’s documents filed with or furnished to the Securities and Exchange Commission, including the risks set forth in our annual report on Form 10-K filed on February 28, 2020, and our quarterly report on Form 10-Q for the three months ended March 31, 2020, when filed. All forward-looking statements in this press release are based on information available to Castlight Health as of the date hereof. Castlight Health assumes no obligation to update these forward-looking statements.

Copyright 2020 Castlight Health, Inc. Castlight Health® is the registered trademark of Castlight Health, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	As of
	March 31, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$37,681	$43,017
Marketable securities	6,009	16,411
Accounts receivable and other, net	38,073	31,397
Prepaid expenses and other current assets	5,256	4,645
Total current assets	87,019	95,470
Property and equipment, net	6,823	4,856
Restricted cash, non-current	1,144	1,144
Deferred commissions	12,653	14,718
Deferred professional service costs	6,220	6,711
Intangible assets, net	11,104	12,178
Goodwill	41,485	91,785
Operating lease right-of-use assets, net	12,334	13,906
Other assets	1,900	2,016
Total assets	$180,682	$242,784
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,299	$19,596
Accrued expenses and other current liabilities	10,445	10,454
Accrued compensation	4,305	8,770
Deferred revenue	13,730	10,173
Operating lease liabilities	5,430	5,914
Total current liabilities	47,209	54,907
Deferred revenue, non-current	588	572
Debt, non-current	930	1,395
Operating lease liabilities, non-current	10,618	11,823
Other liabilities, non-current	1,241	1,213
Total liabilities	60,586	69,910
Stockholders’ equity	120,096	172,874
Total liabilities and stockholders’ equity	$180,682	$242,784

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue:
Subscription	$38,383	$33,806
Professional services and other	662	1,684
Total revenue, net	39,045	35,490
Cost of revenue:
Cost of subscription(1)	10,232	8,166
Cost of professional services and other(1)	4,241	5,944
Total cost of revenue	14,473	14,110
Gross profit	24,572	21,380
Operating expenses:
Sales and marketing(1)	10,472	9,215
Research and development(1)	13,822	15,725
General and administrative(1)	6,576	7,293
Goodwill impairment	50,300	—
Total operating expenses	81,170	32,233
Operating loss	(56,598)	(10,853)
Other income, net	263	314
Net loss	$(56,335)	$(10,539)
Net loss per share, basic and diluted	$(0.38)	$(0.07)
Weighted-average shares used to compute basic and diluted net loss per share	148,872	143,000

(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2020	2019
Cost of revenue:
Cost of subscription	$169	$219
Cost of professional services and other	116	265
Sales and marketing	672	627
Research and development	1,163	1,704
General and administrative	1,066	1,162

CASTLIGHT HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
Operating activities:
Net loss	$(56,335)	$(10,539)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,535	1,344
Goodwill impairment	50,300	—
Stock-based compensation	3,186	3,977
Amortization of deferred commissions	2,383	2,491
Amortization of deferred professional service costs	925	969
Non-cash operating lease expense	1,400	1,282
Accretion and amortization of marketable securities	2	(126)
Changes in operating assets and liabilities:
Accounts receivable and other, net	(6,676)	(7,883)
Deferred commissions	(318)	(1,416)
Deferred professional service costs	(416)	(469)
Prepaid expenses and other assets	(494)	(751)
Accounts payable	(7,462)	(849)
Operating lease liabilities	(1,516)	(1,382)
Accrued expenses and other liabilities	19	(1,304)
Deferred revenue	3,573	3,495
Accrued compensation	(4,465)	(970)
Net cash used in operating activities	(14,359)	(12,131)
Investing activities:
Purchase of property and equipment	(1,264)	(204)
Purchase of marketable securities	(1,989)	—
Maturities of marketable securities	12,400	11,453
Net cash provided by investing activities	9,147	11,249
Financing activities:
Proceeds from exercise of stock options	155	1,680
Proceeds from ESPP offering	186	—
Principal payments on long-term debt	(465)	(465)
Net cash (used in) provided by financing activities	(124)	1,215

Net (decrease) increase in cash, cash equivalents and restricted cash	(5,336)	333
Cash, cash equivalents and restricted cash at beginning of period	44,342	67,330
Cash, cash equivalents and restricted cash at end of period	$39,006	$67,663

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$37,681	$66,338
Restricted cash included in Prepaid expenses and other current assets	181	—
Restricted cash, non-current	1,144	1,325
Total cash, cash equivalents and restricted cash	$39,006	$67,663

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31, 2020	December 31, 2019	March 31, 2019
Gross profit:
GAAP gross profit subscription	$28,151	$25,573	$25,640
Stock-based compensation	169	179	219
Amortization of internal-use software	26	—	—
Amortization of intangibles	530	530	587
Non-GAAP gross profit subscription	$28,876	$26,282	$26,446
GAAP gross margin subscription	73.3%	73.6%	75.8%
Non-GAAP gross margin subscription	75.2%	75.7%	78.2%

GAAP gross loss professional services	$(3,579)	$(5,426)	$(4,260)
Stock-based compensation	116	216	265
Non-GAAP gross loss professional services	$(3,463)	$(5,210)	$(3,995)
GAAP gross margin professional services	(541)%	(315)%	(253)%
Non-GAAP gross margin professional services	(523)%	(302)%	(237)%

GAAP gross profit	$24,572	$20,147	$21,380
Impact of non-GAAP adjustments	841	925	1,071
Non-GAAP gross profit	$25,413	$21,072	$22,451
GAAP gross margin	62.9%	55.3%	60.2%
Non-GAAP gross margin	65.1%	57.8%	63.3%

Operating expense:
GAAP sales and marketing	$10,472	$10,664	$9,215
Stock-based compensation	(672)	(175)	(627)
Amortization of intangibles	(528)	(529)	(272)
Non-GAAP sales and marketing	$9,272	$9,960	$8,316

GAAP research and development	$13,822	$14,487	$15,725
Stock-based compensation	(1,163)	(1,369)	(1,704)
Certain legal expenses	191	—	(191)
Capitalization of internally developed software	21	80	—
Non-GAAP research and development	$12,871	$13,198	$13,830

GAAP general and administrative	$6,576	$7,238	$7,293
Stock-based compensation	(1,066)	(1,217)	(1,162)
Amortization of intangibles	(17)	(16)	(17)
Certain legal expenses	—	—	(533)
Non-GAAP general and administrative	$5,493	$6,005	$5,581

GAAP goodwill impairment	$50,300	$—	$—
Goodwill impairment	(50,300)	—	—
Non-GAAP goodwill impairment	$—	$—	$—

GAAP operating expense	$81,170	$32,389	$32,233
Impact of non-GAAP adjustments	(53,534)	(3,226)	(4,506)
Non-GAAP operating expense	$27,636	$29,163	$27,727

Operating loss:
GAAP operating loss	$(56,598)	$(12,242)	$(10,853)
Impact of non-GAAP adjustments	54,375	4,151	5,577

CASTLIGHT HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(unaudited)

Non-GAAP operating loss	$(2,223)	$(8,091)	$(5,276)

Net loss and net loss per share:
GAAP net loss	$(56,335)	$(11,746)	$(10,539)
Total pre-tax impact of non-GAAP adjustments	54,375	4,151	5,577
Non-GAAP net loss	$(1,960)	$(7,595)	$(4,962)
GAAP net loss per share, basic and diluted	$(0.38)	$(0.08)	$(0.07)
Non-GAAP net loss per share, basic and diluted	$(0.01)	$(0.05)	$(0.03)
Shares used in basic and diluted net loss per share computation	148,872	147,359	143,000

Castlight Media Contact:
press@castlighthealth.com
276-492-4248

Castlight Investor Contact:
ir@castlighthealth.com
415-829-1680